Exhibit 10.2

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [*], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

AVANT IMMUNOTHERAPEUTICS, INC.

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of May     , 2008, by and between AVANT IMMUNOTHERAPEUTICS, INC., a Delaware corporation (the “Company”) and PFIZER VACCINES LLC, a Delaware limited liability company (“Pfizer”).

WHEREAS, the Company desires to issue, and Pfizer desires to acquire, stock of the Company as herein described, on the terms and conditions hereinafter set forth;

NOW, THEREFORE, IT IS AGREED between the parties as follows:

1.                                      Purchase and Sale of Stock.  Pfizer hereby agrees to purchase from the Company, and the Company hereby agrees to sell to Pfizer, an aggregate of 781,250 shares of the Common Stock of the Company (the “Shares”) at $12.80 per share, for an aggregate purchase price of $10,000,000.00, payable in cash.  The closing hereunder, including payment for and delivery of the Shares shall occur at the offices of the Company immediately following the execution of this Agreement, or at such other time and place as the parties may mutually agree.

2.                                      Limitations on Transfer.  Pfizer shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Shares except in compliance with the provisions herein and applicable securities laws.  The Company shall not be required (a) to transfer on its books any of the Shares which shall have been transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

3.                                      Restrictive Legends.  All certificates representing the Shares shall have endorsed thereon (a) any legend required by appropriate blue sky officials and (b) a legend in substantially the following form (in addition to any other legend which may be required by other agreements between the parties hereto):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “ACT”).  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UNLESS THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SHARES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL

REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

4.                                      Company Representations.  In connection with the sale and purchase of the Shares, the Company represents and warrants to Pfizer, as of the date hereof and as of the date of the closing contemplated by Section 1, the following:

4.1                               The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has all corporate power and authority required to own, lease and operate its properties and to conduct its business as presently conducted and (c) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified would not have a Material Adverse Effect (as defined below).

For the purposes of this Agreement, “Material Adverse Effect” means, individually or collectively, a material adverse effect on, or a material adverse change in, or a group of such effects on or changes in, (i) the business, financial condition, results of operations, assets or liabilities of the Company and its Subsidiaries (as defined in Section 4.2), taken as a whole, or (ii) the ability of the Company to perform its obligations under or with respect to this Agreement.

4.2                               Each Subsidiary (as defined below) of the Company (a) has been duly incorporated or formed or organized, (b) is validly existing and in good standing under the laws of the jurisdiction of its incorporation or other formation, (c) has the corporate or other power and authority to own, lease and operate its properties and to carry on its business as currently conducted and (d) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

For the purposes of this Agreement, “Subsidiary” means any corporation or other legal entity of which the Company or Pfizer, as the context requires, owns, directly or indirectly, stock or other equity interests, in sufficient amounts to elect a majority of the board of directors or other governing body or other persons performing similar functions of such corporation or other legal entity.

4.3                               The authorized capital stock of the Company consists of 300,000,000 shares of Company common stock, par value $.001 per share (“Common Stock”) of which there were 14,926,994 shares issued and outstanding, 37,037 warrants issued and outstanding and 3,000,000 shares of Company preferred stock, none of which were issued and outstanding, in each case as of May 19, 2008.  All outstanding shares of the Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Company’s certificate of incorporation or bylaws, or any agreement or document to which the Company is a party or by which it is bound.  As of May 19, 2008, the Company had reserved an aggregate of 2,946,913 shares of Common Stock for issuance to employees, directors and consultants pursuant to the Company’s stock option plans, under which options for an aggregate of 2,463,579 shares were outstanding.

4.4                               The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, and this Agreement has been duly authorized and validly executed and delivered by the Company.  All corporate actions on the part of the Company necessary for the authorization, execution, delivery of and the performance of all obligations of the Company under this Agreement and the authorization, issuance, reservation for issuance and delivery of all of the Shares being sold hereunder have been taken.  When issued in accordance with the provisions of this Agreement, the Shares will be validly authorized and issued, fully paid and nonassessable, and will not be subject to any mortgage, lien, pledge, security interest, charge or similar encumbrance.  Based in part upon the representations of Pfizer in this Agreement, the Shares will be issued in compliance with all applicable United States federal and state securities laws.

4.5                               This Agreement is legally binding upon the Company and enforceable against the Company in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditor’s rights, (b) general principles of equity that restrict the availability of equitable remedies and (c) to the extent that the enforceability of the indemnification provisions set forth in Section 6.11 may be limited by applicable law.  The execution, delivery and performance of this Agreement by the Company do not (i) conflict with its certificate of incorporation or bylaws, (ii) conflict with, or constitute a breach of or default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (a “Lien”) on the Shares or any property or asset of the Company or any of its Subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which it or any of its properties may be bound or (iii) violate any law, regulation or decree of any court, agency, department or other instrumentality of any foreign, federal, state, county, city or other political subdivision (each a “Governmental Authority”) having jurisdiction over it, except in the case of clauses (ii) and (iii) for conflicts, breaches, defaults, violations or Liens which, either individually or in the aggregate, would not have a Material Adverse Effect.  All necessary consents, approvals and authorizations of, and all filings with, all Governmental Authorities and other persons required to be obtained or made by the Company to enter into, or perform its obligations under, this Agreement have been obtained or made (as the case may be), except for such consents, approvals or authorizations that must be made after the date hereof, which will be obtained or made (as the case may be) in a timely manner.

4.6                               Except as disclosed in the SEC Documents (as defined below), there is (a) no action, suit or governmental proceeding pending or, to the knowledge of the Company, threatened in writing (i) against or that names as a party the Company or its Subsidiaries or (ii) which questions the validity of this Agreement or any action taken or to be taken by the Company pursuant to this Agreement or in connection with the transactions contemplated hereby and (b) no fact or circumstance known to the Company that would reasonably be expected to give rise to any such action, suit, proceeding, inquiry or investigation.  Neither the Company nor any of its Subsidiaries is subject to any judgment, order or decree that materially restricts its business practices or its ability to acquire any property or conduct its business in any area.

4.7                               The Company is not (a) in violation of its certificate of incorporation or its bylaws, (b) to the knowledge of the Company, in material violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or (c) in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any material contract to which it is a party or by which it may be bound.  No notice, charge, claim, action or assertion has been received by the Company alleging such a violation or default.

4.8                               The financial statements of the Company and the related notes contained in (a) the Company’s annual report on Form 10-K for the year ended December 31, 2007, (b) any Quarterly Reports on Form 10-Q, and (c) Current Reports on Form 8-K filed subsequent thereto (excluding any and all financial information furnished and not filed in a Current Report on Form 8-K, by press release or otherwise), each as filed with the Securities and Exchange Commission (the “SEC”) by the Company (collectively, the “SEC Documents”) have been prepared from and are in accordance with the books and records of the Company and present fairly, in accordance with United States generally accepted accounting principles (“GAAP”), the financial condition of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified.  Such financial statements (including the related notes) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods therein specified and have complied, as of their respective dates, in all material respects with the applicable accounting requirements and rules and regulations of the SEC.  Except as disclosed and adequately reserved for in such financial statements (other than such draw downs as have been made under the Company’s existing equipment credit lines), the Company has no material debts, liabilities or (whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured, or determined or determinable).  Other than as disclosed in the SEC Documents, since December 31, 2007, the business of the Company has been conducted in the ordinary course and there has not been any change or event that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.9                               The Company has filed in a timely manner all documents that the Company was required to file under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Nasdaq Marketplace Rules during the twelve (12) months preceding the date of this Agreement.  The SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act and the rules and regulations of the SEC promulgated thereunder as of their respective filing dates, and none of the SEC Documents, including any financial statements or schedules included or incorporated by reference therein, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the SEC, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Certifications”).  The Certifications have not been modified or withdrawn, and neither the Company nor any of it officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, content, form or manner of filing or submission of the Certifications.

4.10                        Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) that would adversely affect reliance by the Company on an exemption from registration for the transactions contemplated hereby or would require registration of the Shares under the Securities Act.

5.                                      Pfizer Representations.  In connection with the sale and purchase of the Shares, Pfizer represents and warrants to the Company, as of the date hereof and as of the date of the closing contemplated by Section 1, the following:

5.1                               Pfizer (a) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) has all limited liability company power and authority required to own, lease and operate its property and to conduct its business as presently conducted.

5.2                               Pfizer has all requisite limited liability company power and authority to execute, deliver and perform its obligations under this Agreement, and this Agreement has been duly authorized and validly executed and delivered by Pfizer.  All limited liability company actions on the part of Pfizer necessary for the authorization, execution, delivery of and the performance of all obligations of Pfizer under this Agreement have been taken.

5.3                               This Agreement is legally binding upon Pfizer and enforceable against Pfizer in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditor’s rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions set forth in Section 6.11 may be limited by applicable law.  The execution, delivery and performance of this Agreement by Pfizer do not (i) conflict with its certificate of formation or operating agreement, (ii) conflict with, or constitute a breach of or default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Pfizer pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which Pfizer or any of its Subsidiaries is a party or by which it or any of its properties may be bound or (iii) violate any law or regulation of any Governmental Authority having jurisdiction over it, except in the case of clauses (ii) and (iii) for conflicts, breaches, defaults, violations or Liens which, either individually or in the aggregate, would not be reasonably expected to materially and adversely impair or restrict Pfizer’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.  All necessary consents, approvals and authorizations of, and all filings with, all Governmental Authorities and other persons required to be obtained or made by Pfizer to enter into, or perform its obligations under, this Agreement have been obtained or made (as the case may be), except for such consents, approvals or authorizations that must be made after the date hereof, which will be obtained or made (as the case may be) in a timely manner.

5.4                               This Agreement is made with Pfizer in reliance upon Pfizer’s representation to the Company, which by Pfizer’s execution of this Agreement Pfizer hereby confirms, that the Shares it is or may be purchasing will be acquired for investment for Pfizer’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Pfizer has no present intention of selling, granting any participation in or otherwise distributing the same.  By executing this Agreement, Pfizer further represents that Pfizer does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person, or to any third person, with respect to the Shares.

5.5                               Pfizer understands that the Shares it is or may be purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations may be resold without registration under the Securities Act only in certain limited circumstances.  Pfizer agrees that it will not sell or otherwise dispose of any of the Shares unless such sale or other disposition has been registered or is exempt from registration under the Securities Act and has been registered or qualified or is exempt from registration or qualification under applicable state securities laws.

5.6                               Pfizer is and will be an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act.  Pfizer’s financial condition is such that it is able to bear the risk of holding the Shares for an indefinite period of time and the risk of loss of its entire investment in the Shares.  Pfizer has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning this investment and is able to evaluate the risks and merits of its investment in the Company.

6.                                      Registration Rights.

6.1                               Definitions.  For purposes of this Section 6, the following terms shall have the following respective meanings:

(a)                                  “Register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(b)                                  “Registrable Securities” shall mean (i) the Shares issued hereunder, and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in clause (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which its rights under this Section 6 are not assigned.

(c)                                  “Registration Expenses” shall mean all expenses incurred by the Company in complying with Section 6.2 or 6.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and blue sky fees and expenses.

(d)                                  “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to a sale of Registrable Securities pursuant to Section 6.4.

6.2                               Piggyback Registrations.  The Company shall notify Pfizer in writing at least ten (10) days prior to the filing of a registration statement under the Securities Act for purposes of a public offering of securities of the Company (excluding registration statements relating to employee benefit plans, the offer and sale of debt securities, with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act or with respect to a solely primary offering of securities of the Company) and will afford Pfizer an opportunity to include in such registration statement all or part of the Registrable Securities held by Pfizer.  In the event that Pfizer desires to include in any such registration statement all or any part of the Registrable Securities held by it, it shall, within ten (10) days after the above-described notice from the Company, so notify the Company in writing.  Such notice shall state the intended method of disposition of the Registrable Securities by Pfizer.  If Pfizer decides not to include all of the Registrable Securities in a registration statement filed by the Company, Pfizer shall nevertheless continue to have the right to include any remaining Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to secondary offerings of its securities, all upon the terms and conditions set forth herein.

6.3                               Demand Form S-3 Registrations.  If the Company receives a request from Pfizer that the Company effect a registration on Form S-3 under the Securities Act (or any successor or similar registration form under the Securities Act) (“Form S-3”) with respect to all or a part of the Registrable Securities held by Pfizer, then the Company, as soon as practicable, shall use its commercially reasonable efforts to effect such registration as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 6.3 (i) if Form S-3 is not then available for such offering by Pfizer; (ii) if Pfizer proposes to sell Registrable Securities at an aggregate price to the public (net of Selling Expenses) of less than One Million Dollars ($1,000,000); (iii) if the Company furnishes to Pfizer a certificate signed by the chief executive officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than thirty (30) days after receipt of the request of Pfizer under this Section 6.3; provided, however, that the Company shall not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such thirty (30) day period other than pursuant to a registration relating to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan; a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities held by Pfizer; or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered; or (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for Pfizer pursuant to this Section 6.3.

6.4                               Underwriting.

(a)                                  If the registration statement under which the Company gives notice pursuant to Section 6.2 is for an underwritten offering, the Company shall so advise Pfizer.  In such event, Pfizer’s right to be included in a registration pursuant to Section 6.2 shall be conditioned upon Pfizer’s participation in such underwriting and the inclusion of any Registrable Securities to be sold by Pfizer in the underwriting to the extent provided herein.  In such event, Pfizer shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.  If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters in their sole discretion determine will not jeopardize the success of the offering.  In no event shall any Registrable Securities be excluded from such offering unless all securities of the Company held by other stockholders have been first excluded.  If Pfizer disapproves of the terms of any such underwriting, Pfizer may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least five (5) business days prior to the effective date of the registration statement or the date of an offering under a registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (a “Shelf Registration Statement”), as applicable.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(b)                                  If, pursuant to Section 6.3, Pfizer intends to distribute the Registrable Securities covered by its request for registration by means of an underwriting, Pfizer shall so advise the Company as a part of its request made pursuant to Section 6.3.  The underwriter or underwriters shall be selected by Pfizer, subject to the approval of the Company, such approval not to be unreasonably withheld or delayed.  Pfizer, together with the Company, shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

6.5                               Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it pursuant to Section 6.2 or 6.3 prior to the effectiveness of such registration whether or not Pfizer has elected to include Registrable Securities in such registration.  The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 6.6 hereof.

6.6                               Expenses of Registration.  Except as specifically provided herein, all Registration Expenses incurred in connection with any registration pursuant to Section 6.2 or 6.3 herein shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 6.3 if the registration request is subsequently withdrawn at the request of Pfizer; provided further that if, at the time of such withdrawal, Pfizer has learned of a material adverse change in the condition, business or prospects of the Company from that known to Pfizer at the time of its request and has withdrawn the request with reasonable promptness after learning of such information, then Pfizer shall not be required to pay any of such expenses.  All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so sold pro rata on the basis of the number of shares so sold.

6.7                               Obligations of the Company.  Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)                                  Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective as soon as practicable.

(b)                                  Subject to Section 6.7(a), use its commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of the Registrable Securities held by Pfizer have been sold.

(c)                                  Furnish to Pfizer such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as Pfizer may reasonably request in order to facilitate the disposition of Registrable Securities.

(d)                                  Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by Pfizer; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)                                  Advise Pfizer promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of a registration statement or of the initiation of any proceeding for that purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

(f)                                    In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering.

(g)                                 Notify Pfizer at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(h)                                 Cause all such Registrable Securities registered under such registration statement to be listed on each securities exchange on which the Common Stock of the Company is then listed.

(i)                                    Use its commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters, if any.

6.8                               Obligations of Pfizer.

(a)                                  In the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of a registration statement filed pursuant to Section 6.2 or 6.3 for amendments or supplements to such registration statement or related prospectus or for additional information so that such registration statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or otherwise fail to comply with the applicable rules and regulations of the federal securities laws; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, provided that, considering the advice of counsel, the Company reasonably believes that it must qualify in such jurisdiction; (iv) of any event or circumstance that, considering the advice of counsel, the Company reasonably believes necessitates the making of any changes in such registration statement or related prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of such registration statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of a related prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (v) that the Company reasonably believes, considering the advice of counsel, that the Company may, in the absence of a suspension described hereunder, be required under state or federal securities laws to disclose any corporate development, the disclosure of which could reasonably be expected to have a material adverse effect upon the Company, its stockholders, a potentially material transaction or event involving the Company, or any negotiations, discussions or proposals directly relating thereto; then the Company shall deliver a written notice (a “Suspension Notice”) to Pfizer to the effect of the foregoing and, upon receipt of such Suspension Notice, Pfizer will refrain from selling any Registrable Securities pursuant to such registration statement (a “Suspension”) until Pfizer receives copies of a supplemented or amended prospectus prepared and filed by the Company or until Pfizer is advised in writing by the Company that the current prospectus may be used and Pfizer has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus.  In the event of a Suspension, the Company will use its commercially reasonable efforts to cause the use of the prospectus so suspended to be resumed as soon as reasonably practicable after delivery of a Suspension Notice to Pfizer.

(b)                                  Provided that a Suspension is not then in effect, Pfizer may sell the Registrable Securities under the registration statement, provided that Pfizer arranges for delivery of a current prospectus to the transferee of such Registrable Securities to the extent such delivery is required by applicable law.

6.9                               Termination of Registration Rights.  All registration rights granted under this Section 6 shall terminate and be of no further force and effect on the first to occur of the following: (a) the sale of all of the Registrable Securities by Pfizer and (b) the fifth anniversary of the date of this Agreement.

6.10                        Delay of Registration; Furnishing Information.

(a)                                  Pfizer shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 6.

(b)                                  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 6.2 or 6.3 that Pfizer shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such Registrable Securities as shall be required to effect the registration of such Registrable Securities.

6.11                        Indemnification.  In the event any Registrable Securities are included in a registration statement pursuant to Section 6.2 or 6.3:

(a)                                  To the extent permitted by law, the Company will indemnify and hold harmless Pfizer, the officers and directors of Pfizer, any underwriter (as defined in the Securities Act) for Pfizer and each person, if any, who controls Pfizer or the underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to Pfizer, or such officer, director, underwriter or controlling person of Pfizer, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 6.11(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Pfizer, or such officer, director, underwriter or controlling person of Pfizer.

(b)                                  To the extent permitted by law, Pfizer will, if the Registrable Securities held by Pfizer are included in a Company registration under the Securities Act, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other stockholder selling securities under such registration statement or any of such other stockholder’s partners, directors or officers or any person who controls such stockholder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such stockholder, or partner, director, officer or controlling person of such other stockholder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Pfizer specifically for use in connection with such registration; and Pfizer will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other stockholder, or partner, officer, director or controlling person of such other stockholder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 6.11(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Pfizer, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 6.11(b) exceed the net proceeds from the offering received by Pfizer.

(c)                                  Promptly after receipt by an indemnified party under this Section 6.11 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.11, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6.11, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.11.

(d)                                  If the indemnification provided for in this Section 6.11 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by Pfizer hereunder exceed the net proceeds from the offering received by Pfizer.

(e)                                  The obligations of the Company and Pfizer under this Section 6.11 shall survive completion of any offering of the Registrable Securities in a registration statement and the termination of this agreement.  No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

6.12                        Assignment of Registration Rights.  The rights to cause the Company to register the Registrable Securities pursuant to this Section 6 may not be assigned by Pfizer other than to an affiliate of Pfizer.

6.13                        Amendment of Registration Rights.  Any provision of this Section 6 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Pfizer.  Any amendment or waiver effected in accordance with this Section 6.13 shall be binding upon Pfizer and the Company.  By acceptance of any benefits under this Section 6, Pfizer hereby agrees to be bound by the provisions hereunder.

7.                                      Rule 144 Reporting.  With a view to making available to Pfizer the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit Pfizer to sell the Registrable Securities to the public without registration or pursuant to a registration statement on Form S-3, the Company covenants and agrees to use its commercially reasonable efforts to: (a) make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144, until such time as Pfizer may sell all of the Registrable Securities in compliance with Rule 144 (or any other similar provisions then in force) without regard to the volume, manner of sale, current public information or other requirements thereof; (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (c) furnish to Pfizer upon written request, as long as Pfizer owns any Registrable Securities, (i) a written statement by the Company that it has complied with the applicable reporting requirements of Rule 144 and the Exchange Act or that it qualifies as a registrant whose securities may be registered on Form S-3, (ii) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q and (iii) such other documents filed with the SEC as Pfizer may reasonably request in order to avail itself of any rule or regulation of the SEC that permits the selling of any Registrable Securities without registration.

8.                                      Limitations on Resale and Standstill.

8.1                               Resale.  During the Selling Period (as defined below), Pfizer and its affiliates will not take any of the following actions: (a) sell any Shares or other securities of the Company received on account of ownership of such Shares (collectively, the “Limitation Securities”); (b) transfer, assign or otherwise dispose of any of the Limitation Securities; (c) pledge, hypothecate or otherwise create a lien on any of the Limitation Securities; (d) loan to any person or entity any of the Limitation Securities; (e) sell short any of the Limitation Securities; (f) acquire a put option or grant a call option with respect to any of the Limitation Securities; or (g) enter into any agreement concerning any of the foregoing transactions, or otherwise facilitate any other person conducting any of the foregoing transactions.  For purposes of this Section 8.1, the “Selling Period” shall mean the period beginning on the date of this Agreement and ending on the date that is one (1) year thereafter.  Notwithstanding the foregoing, (i) from and after the date that is six (6) months after the date of this Agreement, Pfizer shall have the right to sell (if otherwise permitted pursuant to an effective registration statement and/or applicable law), during any rolling ninety (90) day period during the Selling Period, up to ten percent (10%) of the Limitation Securities and (ii) Pfizer shall at all times have the right to take any action described in clauses (a) – (g) above where such action is by and between Pfizer and an affiliate of Pfizer.  Notwithstanding anything in this Agreement to the contrary, Pfizer shall not sell the Limitation Securities if such sale would violate any applicable law.

8.2.                            *

9.                                      Miscellaneous.

9.1                               Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day, (c) five (5) calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the other party hereto at such party’s address hereinafter set forth on the signature page hereof, or at such other address as such party may designate by written notice to the other party hereto.

9.2                               Successors and Assigns.  This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Pfizer’s successors and assigns.

9.3                               Governing Law; Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.  The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court sitting in Wilmington, Delaware.

9.4                               Further Execution.  The parties agree to take all such further commercially reasonable action(s) as may reasonably be necessary to carry out and consummate the transactions contemplated by this Agreement as soon as practicable, and to take whatever commercially reasonable steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the Shares.

9.5                               Entire Agreement; Amendment.  This Agreement, together with the License and Development Agreement, dated as of April 16, 2008, between the Company and Pfizer, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings, whether written or oral.  This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

9.6                               Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of this Agreement shall be interpreted as if such provision were so excluded and such that the objectives contemplated by the parties when entering into this Agreement may be realized and (c) the balance of this Agreement shall be enforceable in accordance with its terms.

9.7                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

AVANT IMMUNOTHERAPEUTICS, INC.

Address:	119 Fourth Avenue
Needham, MA 02494-2725

By:
Name:
Title:

PFIZER VACCINES LLC

Address:	235 East 42nd Street
New York, NY 10017-5755

By:
Name:	Martin Teicher
Title:	Vice President